Exhibit 99.1

Porter Bancorp to Present at Rodman and Renshaw Annual Global Investment Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--September 2, 2009--Porter Bancorp, Inc. (NASDAQ: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the Rodman and Renshaw Annual Global Investment Conference at the New York Palace Hotel in New York City at 12:05 p.m. Eastern time on Wednesday, September 9, 2009.

Porter Bancorp’s investor presentation will be webcast in real-time on September 9, 2009, beginning at 12:05 p.m. (Eastern Time). The webcast will be available through the Company’s website under the Investor Relations tab at www.pbibank.com.

Listeners should visit the site at least five minutes prior to the webcast to register. An on-line replay will follow and continue for 90 days. The related presentation materials will also be available on Porter Bancorp’s website (http://www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.7 billion in assets as of June 30, 2009. Through Porter’s subsidiary PBI Bank, it operates 18 full-service banking offices in 11 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President & CEO
502-499-4800